                              CISCO SYSTEMS, INC.

                               SEPTEMBER 26, 1997

DEAR CISCO SYSTEMS SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders ("Annual Meeting") of Cisco Systems, Inc. (the "Company") which will be held at the Company's headquarters in the Gateway Conference Center, Building J, located at 255 W. Tasman Drive, San Jose, California 95134-1706 on Thursday, November 13, 1997, at 10:00 a.m. You will find a map with directions to the meeting on page 21 of the Proxy Statement.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                          /s/ John T. Chambers
                                          John T. Chambers
                                          President and Chief Executive Officer

San Jose, California

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                              CISCO SYSTEMS, INC.
                              170 W. TASMAN DRIVE
                        SAN JOSE, CALIFORNIA 95134-1706

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 13, 1997

     The Annual Meeting of Shareholders ("Annual Meeting") of Cisco Systems, Inc. (the "Company") will be held at the Company's headquarters in the Gateway Conference Center, Building J, located at 255 W. Tasman Drive, San Jose, California 95134-1706, on Thursday, November 13, 1997, at 10:00 a.m. for the following purposes:

          1. To elect nine directors of the Board of Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

          2. To approve a series of amendments to the 1989 Employee Stock Purchase Plan, including a 15,000,000 share increase;

          3. To amend Article IV(A) of the Company's Restated Articles of Incorporation to increase the par value of the common stock;

          4. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending July 25, 1998; and

          5. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournment thereof is September 15, 1997. The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply envelope. Your proxy may be revoked at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Larry R. Carter
                                          Larry R. Carter
                                          Secretary

San Jose, California
September 26, 1997

                              CISCO SYSTEMS, INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation (the "Company"), for the Annual Meeting of the Shareholders (the "Annual Meeting") to be held at 10:00 a.m. on November 13, 1997, at the Company's headquarters in the Gateway Conference Center, Building J, located at 255 W. Tasman Drive, San Jose, California 95134-1706, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed to shareholders on or about September 26, 1997.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On September 15, 1997, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 672,119,249 shares of Common Stock outstanding. Each shareholder of record on September 15, 1997, is entitled to one vote for each share of Common Stock held by such shareholder on September 15, 1997. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. In the election of directors, the nine candidates receiving the highest number of affirmative votes will be elected. Proposals 2 and 4 each require for approval (i) the affirmative vote of a majority of those shares present and voting, and (ii) the affirmative vote of a majority of the required quorum. Thus, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. Proposal 3, the amendment of the Restated Articles of Incorporation requires for approval the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting.

PROXIES

     Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the nominees of the Board of Directors (proposal 1), and FOR proposals 2, 3, and 4 and in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company has retained Corporate Investor Communications, Inc. ("CIC") to act as a proxy solicitor in conjunction with the Annual Meeting. Under the terms of an agreement dated July 24, 1997, the Company has agreed to pay $12,000.00 to CIC for proxy solicitation services plus an additional $3.00 per holder contacted. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers, or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

     The names of persons who are nominees for director and their positions and offices with the Company are set forth in the table below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees listed below unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The nine (9) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting and until their successors have been elected and qualified. Shareholders may not cumulate votes in the election of directors.

                                                       POSITIONS AND OFFICES HELD
               NOMINEES                                     WITH THE COMPANY
    -------------------------------    ----------------------------------------------------------
    Carol A. Bartz.................    Director
    John T. Chambers...............    President, Chief Executive Officer, and Director
    James F. Gibbons...............    Director
    Edward R. Kozel................    Sr. Vice President, Chief Technical Officer, and Director
    John P. Morgridge..............    Chairman of the Board
    Robert L. Puette...............    Director
    Masayoshi Son..................    Director
    Donald T. Valentine............    Vice Chairman of the Board
    Steven M. West.................    Director

BUSINESS EXPERIENCE OF DIRECTORS

     MS. BARTZ, 49, has been a member of the Board of Directors since November 1996. She has been Chairman and Chief Executive Officer of Autodesk, Inc. since September 1996. From April 1992 to September 1996 she was Chairman, Chief Executive Officer and President of Autodesk, Inc. Prior to that, she was with Sun Microsystems from August 1983 to April 1992 most recently as Vice President of Worldwide Field Operations. Ms. Bartz also currently serves on the Board of Directors of Airtouch Communications, Inc., BEA Systems, Inc., Cadence Design Systems, Inc. and Network Appliance, Inc.

     MR. CHAMBERS, 48, has been a member of the Board of Directors since November 1993. He joined the Company as Senior Vice President in January 1991 and became Executive Vice President in June 1994. Mr. Chambers became President and Chief Executive Officer of the Company as of January 31, 1995. Prior to his services at Cisco, he was with Wang Laboratories for eight years, most recently as Senior Vice President of U.S. Operations.

     DR. GIBBONS, 66, has been a member of the Board of Directors since May 1992. He is a Professor of Electrical Engineering at Stanford University and also Special Consul to the Stanford President for Industrial Relations. He was Dean of the Stanford University School of Engineering from 1984 to 1996. Dr. Gibbons also currently serves on the Board of Directors of Lockheed Martin Corporation, Centigram Communications Corporation, El Paso Natural Gas Company, Amati Communications Corporation and Raychem Corporation.

     MR. KOZEL, 42, has been a member of the Board of Directors since November 1996. He joined the Company as Director, Program Management in March 1989. In April 1992, he became Director of Field Operations and in February 1993, he became Senior Vice President of Business Development. Since January 1996, he has been Senior Vice President and Chief Technical Officer of the Company. Mr. Kozel currently serves on the Board of Directors of CyberCash, Inc. and NetFRAME Systems, Inc.

     MR. MORGRIDGE, 64, joined the Company as President and Chief Executive Officer and was elected to the Board of Directors in October 1988. Mr. Morgridge became Chairman of the Board on January 31, 1995. From 1986 to 1988 he was President and Chief Operating Officer at GRiD Systems, a manufacturer of laptop computer systems. Mr. Morgridge currently serves on the Board of Directors of Polycom, Inc.

     MR. PUETTE, 55, has been a member of the Board of Directors since January 1991. He has been President, Chief Executive Officer and on the Board of Directors of NetFRAME Systems, Inc. since January 1995 and became Chairman of the Board of Directors in January 1996. He was a consultant from November 1993 to December 1994. Prior to that, he was Senior Vice President of Apple Computer, Inc. and President of the Apple USA Division from June 1990 to October 1993. Mr. Puette also currently serves on the Board of Directors of Quality Semiconductor Corporation.

     MR. SON, 40, has been a member of the Board of Directors since July 26, 1995. He has been the President and Chief Executive Officer of SOFTBANK Corporation for more than fifteen years.

     MR. VALENTINE, 65, has been a member of the Board of Directors of the Company since December 1987 and was elected Chairman of the Board of Directors in December 1988. He became Vice Chairman of the Board on January 31, 1995. He has been a general partner of Sequoia Capital since 1974. Mr. Valentine currently serves as Chairman of the Board of Directors of C-Cube Microsystems Inc., a semiconductor video compression company, Chairman of the Board of Network Appliance, Inc., a company in the network file server business, and Chairman of the Board of Elantec Semiconductor, Inc., a manufacturer of analog integrated circuits.

     MR. WEST, 42, has been a member of the Board of Directors of the Company since April 1996. He has been President and Chief Executive Officer of Hitachi Data Systems, a joint venture computer hardware services company owned by Hitachi, Ltd. and Electronic Data Systems Corporation, since June 1996. Prior to that, Mr. West was at Electronic Data Systems Corporation from 1984 to June of 1996, most recently as President of Electronic Data Systems Corporation Infotainment Business Unit.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended July 26, 1997, the Board of Directors held six meetings. During this period, all of the directors except one attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served. Masayoshi Son, a member of the Board of Directors residing in Japan, attended 33% of the Board of Directors meetings.

     The Company has six standing Committees: the Acquisition Committee, the Audit Committee, the Compensation/Stock Option Committee, the Executive Committee, the Nomination Committee, and the Special Stock Option Committee.

     The Acquisition Committee reviews acquisition strategies and candidates with the Company's management, approves acquisitions and also makes recommendations to the Board of Directors. This Committee held three meetings during the last fiscal year. This Committee currently consists of Messrs. Valentine, Chambers, Morgridge and Puette.

     The Audit Committee is responsible for reviewing the Company's financial procedures and controls and for selecting and meeting with the independent auditors. This Committee held three meetings during the last fiscal year. This Committee currently consists of Ms. Bartz and Messrs. Puette and West.

     The Compensation/Stock Option Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering all the Company's employee benefit plans, including the 1996 Stock Incentive Plan. This committee held fifteen meetings during the last fiscal year. This Committee currently consists of Messrs. Puette and Gibbons.

     The Executive Committee's duties include anything permitted by law to be performed by the Board of Directors that does not require the full Board. This Committee held no meetings during the last fiscal year. This Committee currently consists of Messrs. Morgridge, Chambers, and Valentine.

     The Nomination Committee is responsible for nominating new members to be considered for the Board of Directors. This Committee held no meetings during the last fiscal year. This Committee currently consists of Messrs. Chambers, Gibbons, and Puette.

     The Special Stock Option Committee has concurrent authorization with the Compensation/Stock Option Committee to make option grants under the 1996 Stock Incentive Plan to eligible individuals other than executive officers of the Company. This committee held no meetings during the last fiscal year with respect to the approval of such option grants. This committee currently consists of Messrs. Chambers and Morgridge.

DIRECTOR COMPENSATION

     Effective with the 1997 fiscal year, the annual retainer fee for non-employee directors has been increased to $32,000. Accordingly, for fiscal 1997, the non-employee directors were each paid a $32,000 annual retainer fee for serving on the Board, except that the fee paid to Ms. Bartz was pro-rated to $24,000 for a period of Board service commencing in November 1996. Directors who are also employees of the Company are eligible to receive options under the Company's 1996 Stock Incentive Plan and to participate in the Company's 1989 Employee Stock Purchase Plan, the 401(k) Plan, and the Management Incentive Plan. During the 1997 fiscal year, non-employee directors were eligible to participate in the Discretionary Option Grant Program in effect under the 1996 Stock Incentive Plan, and all non-employee directors were eligible to receive periodic option grants under the Automatic Option Grant Program in effect under the 1996 Plan.

     At the Annual Meeting held on November 15, 1996, each of the following non-employee directors re-elected to the Board received an option grant under the Automatic Option Grant Program for 10,000 shares of Common Stock with an exercise price of $64.75 per share: Messrs. Gibbons, Puette, Son, Valentine, and West. In addition, Ms. Bartz received an automatic option grant for 20,000 shares on November 15, 1996, when she was first appointed to the Board, with an exercise price of $64.75 per share. The exercise price in effect for each option is equal to the fair market value per share of Common Stock on the grant date. Each option has a maximum term of nine (9) years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. The shares subject to each 10,000-share grant will vest in two successive equal annual installments upon the optionee's completion of each year of Board service over the two-year period measured from the grant date. The shares subject to the 20,000-share grant made to Ms. Bartz will vest in four (4) successive equal annual installments upon her completion of each year of Board service over the four (4)-year period measured from the grant date. Each option is immediately exercisable for all of the option shares; however, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. Lastly, the option shares will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the nominees listed herein.

                                 PROPOSAL NO. 2

           APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

     The Company's stockholders are being asked to approve an amendment to the Company's 1989 Employee Stock Purchase Plan (the "Purchase Plan") which will effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 15,000,000 shares, (ii) eliminate the thirty day employment requirement as a condition for participation in the Purchase Plan, (iii) reduce the maximum number of shares of Common Stock purchasable per participant on each purchase date to 2,500 shares and (iv) extend the term of the Plan from January 3, 2000 to January 3, 2005.

     The primary purpose of the amendment is to ensure that the Company will have a sufficient reserve of Common Stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates with the continuing opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code.

     The Purchase Plan was originally adopted by the Board of Directors in December 1989 and approved by the Company's shareholders in January 1990. In May 1997, the Board of Directors adopted the amendment to the Purchase Plan which is the subject of this Proposal.

     The following is a summary of the principal features of the Purchase Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's headquarters in San Jose, California.

ADMINISTRATION

     The Purchase Plan is currently administered by the Compensation/Stock Option Committee of the Board. Such committee, acting as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

SECURITIES SUBJECT TO THE PURCHASE PLAN

     24,600,000 shares of Common Stock have been reserved for issuance over the term of the Purchase Plan, including the 15,000,000-share increase for which shareholder approval is sought under this Proposal. The shares may be made available from authorized but unissued shares of the Company's Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market. The reserved shares will also be used to fund stock purchases under the International Employee Stock Purchase Plan which the Company has established for the employees of its foreign subsidiaries.

     In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant on any one purchase date, (iii) the class and maximum number of securities purchasable per executive officer over the term of the Plan and (iv) the class and number of securities and the price per share in effect under each outstanding purchase right.

OFFERING PERIODS AND PURCHASE DATES

     Shares of Common Stock will be offered under the Purchase Plan through a series of successive purchase periods, each with a maximum duration of twenty-four (24) months and a minimum duration of three (3) months. At present, purchase periods begin under the Purchase Plan on the first business day of each calendar quarter, and each purchase period is of a duration of six (6) months. Purchases will occur on the last business day of March, June, September, and December each year.

ELIGIBILITY AND PARTICIPATION

     Any individual who is employed on a basis under which he or she is expected to work more than 20 hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

     Eligible employees may join a purchase period at the start of that purchase period or on any entry date which may occur within that purchase period. At present, eligible employees may only join each six (6)-month purchase period on the start date of such purchase period.

     As of July 26, 1997, 7,648,550 shares of Common Stock had been issued under the Purchase Plan, and 16,951,450 shares would be available for future issuance, assuming approval of the 15,000,000-share increase which forms part of this Proposal. As of July 26, 1997, the Company estimates that approximately 10,500 employees, including 6 executive officers, were eligible to participate in the Purchase Plan.

PURCHASE PRICE

     The purchase price of the Common Stock acquired on each purchase date will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the date the purchase period begins or (ii) the fair market value per share of Common Stock on the purchase date.

     The fair market value of the Common Stock on any relevant date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On July 25, 1997, the fair market value per share of Common Stock determined on such basis was $79.6875 per share.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

     Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 10%) of his or her eligible earnings each purchase period. The accumulated deductions will automatically be applied on each purchase date to the purchase of whole shares of Common Stock at the purchase price in effect for that purchase date.

     For purposes of the Purchase Plan, eligible earnings include base salary, bonuses, commissions and overtime pay.

SPECIAL LIMITATIONS

     The Purchase Plan imposes certain limitations upon a participant's right to acquire Common Stock, including the following:

     - Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

     - A participant may not be granted rights to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.

     - No participant may purchase more than 2,500 shares of Common Stock on any one purchase date.

     - An executive officer subject to the short-swing profit restrictions of the federal securities laws may not purchase more than 480,000 shares of Common Stock over the term of the Purchase Plan.

TERMINATION OF PURCHASE RIGHTS

     The participant may stop contributions to the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant's election, either be refunded immediately or applied to the purchase of Common Stock on the next scheduled purchase date. The participant's purchase right will immediately terminate upon his or her cessation of employment for any reason other than death or permanent disability. Any payroll deductions which the participant may have made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of Common Stock. Should the participant's employee status cease by reason of death or permanent disability, then such individual (or the representative of his or her estate) may elect to have the participant's accumulated payroll deductions either refunded or applied to the purchase of Common Stock on the next scheduled purchase date.

SHAREHOLDER RIGHTS

     No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the purchase date.

ASSIGNABILITY

     No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant's death.

CHANGE IN CONTROL

     In the event the Company is acquired by merger or sale of all or substantially all of the Company's assets or outstanding voting stock, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the purchase period in which such acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such acquisition.

SHARE PRORATION

     Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares available for issuance under the Purchase Plan at that time, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock allocated to such individual, will be refunded.

AMENDMENT AND TERMINATION

     The Purchase Plan will terminate upon the earlier of (i) January 3, 2005 or
(ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

     The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL TAX CONSEQUENCES

     The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the purchase period in which such shares were acquired or within one (1) year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

     If the participant sells or disposes of the purchased shares more than two
(2) years after his or her entry date into the purchase period in which the shares were acquired and more than one (1) year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into that purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain subject to a maximum federal tax rate of 20% if the shares are held for more than eighteen (18) months after the purchase date. The Company will not be entitled to an income tax deduction with respect to such disposition.

     If the participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the purchase period in which those shares were acquired.

ACCOUNTING TREATMENT

     The issuance of Common Stock under the Purchase Plan will not result in a direct compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

STOCK ISSUANCES

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and the various indicated groups, the number of shares of Common Stock purchased under the Purchase Plan between July 29, 1996 and June 30, 1997, the most recent purchase date, together with the weighted average purchase price paid per share.

                           PURCHASE PLAN TRANSACTIONS

                                                                 NUMBER OF        WEIGHTED
                                                                 PURCHASED        AVERAGE
                               NAME                               SHARES       PURCHASE PRICE
    -----------------------------------------------------------  ---------     --------------
    John T. Chambers...........................................          0         $    0
      Chairman of the Board and Chief Executive Officer
    Larry R. Carter............................................        548         $40.71
      Vice President, Finance and Administration, Chief
      Financial Officer and Secretary
    F. Selby Wellman...........................................          0         $    0
      Senior Vice President, Business Units
    Gary J. Daichendt..........................................        476         $52.66
      Senior Vice President Worldwide Operations
    Carl Redfield..............................................        582         $40.68
      Senior Vice President, Manufacturing and Logistics
    All current executive officers as a group (6 persons)(1)...      2,054         $46.00
    All employees, including current officers who are not
      executive officers, as a group (approximately 10,500
      persons)                                                   1,369,165         $44.51

---------------

(1) Determined as of July 26, 1997.

NEW PLAN BENEFITS

     No purchase rights have been granted, and no shares of Common Stock have been issued, under the Purchase Plan on the basis of the 15,000,000-share increase for which shareholder approval is sought under this Proposal.

SHAREHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of the 15,000,000-share increase to the Purchase Plan. Should such shareholder approval not be obtained, then the 15,000,000-share increase will not be implemented, and any purchase rights granted on the basis of the 15,000,000-share increase to the Purchase Plan will immediately terminate. No additional purchase rights will be granted on the basis of such share increase, and the term of the Purchase Plan will not be extended by five (5) years to January 3, 2005. However, the Purchase Plan will continue in effect until the earlier of (i) the date the remaining share reserve under the Purchase Plan is issued or (ii) January 3, 2000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the amendment to the Purchase Plan is necessary in order to provide employees with the continuing opportunity to acquire an equity interest in the Company as an incentive for them to remain in the Company's service. For this reason, the Board of Directors recommends that the shareholders vote FOR the amendment to the Purchase Plan.

                                 PROPOSAL NO. 3

                 INCREASE IN THE PAR VALUE OF THE COMMON STOCK

     The Company's shareholders are being asked to approve an amendment to
Article IV (A) of the Restated Articles of Incorporation to increase the par value of the Common Stock from no par value to $.001 par value (in the form attached hereto as Exhibit A). The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting is required to amend the Restated Articles of Incorporation.

     The Company anticipates that a change from no par value to $.001 par value Common Stock will save the Company significant expense and thus benefit the shareholders. Under the laws of the State of California, the state in which the Company is incorporated, a corporation may have par or no par value stock. However, some states impose qualification or licensing fees on foreign corporations to transact business in such states based upon the authorized capital stock of a corporation. In certain states, the rates at which qualification or licensing fees are assessed differ, depending upon whether the shares of the corporation are with or without par value, with nominal par value shares being assessed at a lower rate than no par value shares.

     The increase in par value of the Company's Common Stock from no par value to $.001 par value per share will have no effect on any of the rights and privileges now possessed by holders of Common Stock.

     If the proposal to amend the Restated Articles of Incorporation is adopted, an amount equal to the aggregate par value of all issued shares of Common Stock will be credited to stated capital (referred to as "Common Stock" in the Company's financial statements) and the amount by which the consideration received for such shares exceeds the aggregate par value will be credited to additional paid-in capital and will thereafter be referred to as "Additional Paid-In Capital" in the Company's financial statements.

     If adopted, the amendment to the Restated Articles of Incorporation will be effective at the close of business on the date of filing the amendment to the Restated Articles of Incorporation with the California Secretary of State. The Company anticipates that the filing will occur on November 13, 1997. Shareholders should retain certificates issued prior to November 13, 1997, and those certificates will continue to represent the same number of shares, but will be deemed have the value of $.001 per share. Certificates should not be returned to the Company or its transfer agent.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the shareholders vote FOR the amendment to Article IV (A) of the Company's Restated Articles of Incorporation to increase the par value of the Common Stock from no par value to $.001 par value per share.

                                 PROPOSAL NO. 4

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the shareholders to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending July 25, 1998. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting, together with the affirmative vote of a majority of the required quorum, is required to ratify the selection of Coopers & Lybrand L.L.P.

     In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests.

     Coopers & Lybrand L.L.P. has audited the Company's financial statements annually since fiscal 1988. Its representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the fiscal year ending July 25, 1998.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of July 26, 1997 for (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee for director,
(iii) the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) all current officers and directors as a group as of July 26, 1997:

                                                                       NUMBER
                                                                     OF SHARES
                                                                    BENEFICIALLY     PERCENT
                                 NAME                                 OWNED(1)       OWNED(2)
    --------------------------------------------------------------  ------------     --------
    Carol A. Bartz................................................        20,000          *
    Larry R. Carter(3)............................................       298,238          *
    John T. Chambers..............................................     1,215,332          *
    Gary J. Daichendt.............................................        63,809          *
    James F. Gibbons..............................................        31,580          *
    Edward R. Kozel...............................................       444,307          *
    Richard M. Moley..............................................     1,906,850          *
    John P. Morgridge(4)..........................................     9,988,657       1.49
    Robert L. Puette..............................................        50,000          *
    Carl Redfield.................................................       278,142          *
    Masayoshi Son.................................................        50,000          *
    Donald T. Valentine(5)........................................       395,048          *
    F. Selby Wellman..............................................        97,083          *
    Steven M. West................................................        30,000          *
    All current officers and directors as a group (14
      persons)(6).................................................    14,869,046       2.21

---------------

 *  Less than one percent.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after July 26, 1997, including, but not limited to, upon the exercise of an option.

(2) Percentage of beneficial ownership is based upon 670,778,669 shares of Common Stock, all of which were outstanding on July 26, 1997. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days of July 26, 1997, including, but not limited to, upon the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934. Based upon a review of 13G filings made with the Securities and Exchange Commission during fiscal year 1997, there were no 5% shareholders.

(3) Includes 4,279 shares held by the Carter Rev. Trust dated October 18, 1994.

(4) Includes 8,867,689 shares held by John P. Morgridge and Tashia F. Morgridge as Trustees of the Morgridge Family Trust (UTA DTD 6/30/88). Includes 18,670 shares held by Tashia F. Morgridge. Includes 492,286 shares held in the Morgridge Family Foundation.

(5) Includes 95,540 shares held by the Donald T. Valentine Family Trust Under Agreement dated April 29, 1967. Includes 109,508 shares held in total by the following partnerships: Sequoia Technology Partners VI and Sequoia Partners, the general partner of Sequoia Capital VI (collectively, the "Sequoia Entities"). Mr. Valentine disclaims beneficial ownership of shares held by the Sequoia Entities, except to the extent of his pecuniary interest therein.

(6) Includes outstanding options to purchase 2,760,321 shares of Common Stock held by six (6) officers and eight (8) directors of the Company to the extent such options are either currently exercisable or will become exercisable within 60 days after July 26, 1997. See Note 2 with respect to shares that have been included herein.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report initial ownership of the Company's Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1997 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 1997 fiscal year, the Company believes that there has been compliance with all
Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners for such fiscal year with the exception of late Form 5 reports for the 1996 and 1997 fiscal years filed by Dr. Gibbons with respect to distributions covering a total of 1,580 shares of the Company's Common Stock from a partnership of which Dr. Gibbons is a limited partner.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

     The Compensation/Stock Option Committee (the "Committee") of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration, and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate, and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of overall financial results, individual contributions, and a measure of customer satisfaction. Within this overall philosophy, the Committee's objectives are to:

     - Offer a total compensation program that takes into consideration the compensation practices of the Peer Companies and other selected companies with whom the Company competes for executive talent.

     - Provide annual variable incentive awards that take into account the Company's overall financial performance relative to corporate objectives and the Peer Companies' performance, and based on individual contributions and a measure of customer satisfaction.

     - Align the financial interests of executive officers with those of shareholders by providing significant equity-based, long-term incentives.

COMPENSATION COMPONENTS AND PROCESS

     The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term, equity-based incentive awards.

     The Committee determines executive officers' compensation levels with the assistance of the Company's Human Resources Department, which works with an independent consulting firm that furnishes the Committee with executive compensation data drawn from a nationally recognized survey of similarly sized technology companies (the "Peer Companies"). A significant number of the Peer Companies are listed in the

Hambrecht & Quist Technology Index which is included in the Performance Graph for this Proxy Statement. Certain companies not included in this Index were considered Peer Companies because the Company competes for executive talent with those firms. However, some organizations in the Hambrecht & Quist Technology Index were excluded from the Peer Companies list because they were not considered competitors for executive talent or because compensation information was not available.

     The positions of the Company's CEO and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives, and total cash compensation. In addition, the Peer Companies' practices concerning stock option grants were reviewed and compared.

     Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies. The Company's policy is to target base salary levels between the 25th and 50th percentile of compensation practices at the Peer Companies.

     Variable Incentive Awards. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the fiscal year, a range for the executive's contribution, and a measure of customer satisfaction. The incentive plan requires a threshold level of Company performance based on both revenue and profit that must be attained before any incentives are awarded. Once the new fiscal year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at the Peer Companies. In fiscal 1997, the Company exceeded its performance targets. Awards paid reflected these results plus individual accomplishments of both corporate and functional objectives and a component of customer satisfaction.

     Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with shareholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the Peer Companies, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee's discretion.

     During fiscal 1997, the Committee made option grants to Messrs. Carter, Chambers, Daichendt, Redfield, and Wellman under the 1996 Stock Incentive Plan. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. Specifically, the option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

     CEO Compensation. The annual base salary for Mr. Chambers was established by the Committee on August 1, 1996, for the period July 29, 1996 to July 26, 1997. The Committee's decision was based on Mr. Chambers' personal performance of his duties and on salary levels paid to chief executive officers of the Peer Companies, but set below the 25th percentile of the surveyed data in order to have a substantial portion of his total compensation, in the form of variable incentive awards and stock option grants, tied to Company performance and stock price appreciation.

     Mr. Chambers' 1997 fiscal year incentive compensation was based on the actual financial performance of the Company relative to corporate objectives and a measure of customer satisfaction. Mr. Chambers' incentive compensation provided no dollar guarantees. His bonus award was based on the incentive plan used for all executive officers. Mr. Chambers' received two stock option grants during 1997, each grant was awarded at the same time the Company granted awards to all employees under the Company's broad based stock option program. The option grants made to Mr. Chambers were based upon his performance and leadership with the Company. The grants placed a significant portion of his total compensation at risk, since the options' value depends on the appreciation of the Company's common stock over the option term.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, and the Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's 1996 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

                      COMPENSATION/STOCK OPTION COMMITTEE

                           Robert L. Puette, Chairman
                                James F. Gibbons

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation/Stock Option Committee of the Company's Board of Directors are as named above in the Compensation/Stock Option Committee Report. No member of the Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of the Company.

     Mr. Puette, the Chairman of the Compensation/Stock Option Committee, is the President, Chief Executive Officer and member of the Board of Directors of NetFRAME Systems, Inc. ("NetFRAME"), and Mr. Kozel, an executive officer of the Company, is also a member of the NetFRAME Board. No other executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation/Stock Option Committee.

STOCK PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on July 26, 1992, along with the composite prices of companies listed in the S&P 500 and the Hambrecht & Quist Technology Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                     7/26/92   7/25/93   7/31/94   7/30/95   7/28/96    7/26/97
                     ----------------------------------------------------------

Cisco Systems, Inc.    $100      $204      $162      $433      $794      $1232

S & P 500               100       109       111       137       154        228

H & Q Technology        100       119       126       224       219        399



     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Compensation/Stock Option Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.
---------------

Notes

1) The Company's fiscal year ended on July 26, 1997.

2) No cash dividends have been declared on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned, by the Company's Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for the 1997 fiscal year were in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 1997 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the table will be collectively referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                COMPENSATION
                              ------------------------------------------------    LONG-TERM
                                                                                 COMPENSATION
                                   ANNUAL COMPENSATION                              AWARDS       ALL OTHER
                              ------------------------------    OTHER ANNUAL     ------------   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)(2)   COMPENSATION(3)    OPTIONS(#)       ($)(1)
----------------------------  ----   ---------   -----------   ---------------   ------------   ------------
John T. Chambers............  1997    266,991      291,243               0          800,000         1,500
President, Chief Executive    1996    249,824      368,952               0          700,000         1,500
Officer, Director             1995    230,468      163,806               0          400,000         1,500
Larry R. Carter.............  1997    270,166      200,078          23,030          125,000         1,500
Vice President, Finance       1996    229,335      265,198               0          110,000         1,500
and Administration, Chief     1995    100,006       65,157         180,000          550,000         1,500
Financial Officer, and
  Secretary
F. Selby Wellman............  1997    286,364      179,325          95,000          125,000         1,500
Senior Vice President,        1996    227,641      288,243          87,907          185,000         1,500
Business Units                1995     49,248       33,276               0          300,000             0
Gary J. Daichendt...........  1997    265,325      183,711               0          200,000             0
Senior Vice President,        1996    217,833      272,932               0          85,0000             0
Worldwide Operations          1995    201,064       96,913         140,000          420,000             0
Carl Redfield...............  1997    223,386      152,604           9,386          165,000         1,500
Senior Vice President,        1996    194,213      217,626               0           85,000         1,500
Manufacturing and Logistics   1995    158,547      101,132               0          200,000         1,500

---------------

(1) Represents the matching contribution which the Company made on behalf of each Named Officer to the Company's 401(k) Plan.

(2) The amounts shown under the Bonus column represent cash bonuses earned for the indicated fiscal years.

(3) The amounts reported for the 1997 fiscal year consist of: (i) reimbursement for the payment of taxes attributable to imputed interest income on certain loans made by the Company to the Named Officers ($23,030 for Mr. Carter and $9,386 for Mr. Redfield); and (ii) $95,000 of relocation payments for Mr. Wellman.

STOCK OPTIONS

     The following table provides information with respect to the stock option grants made during the 1997 fiscal year under the Company's 1996 Stock Incentive Plan to the Named Officers. No stock appreciation rights were granted to the Named Officers during the fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                                -----------------------------------------------     POTENTIAL REALIZABLE
                                NUMBER OF   % OF TOTAL                             VALUE OF ASSUMED ANNUAL
                                SECURITIES   OPTIONS                                   RATES OF STOCK
                                UNDERLYING  GRANTED TO                               PRICE APPRECIATION
                                 OPTIONS    EMPLOYEES    EXERCISE                    FOR OPTION TERM(2)
                                 GRANTED    IN FISCAL      PRICE     EXPIRATION   -------------------------
             NAME                  (1)         YEAR      ($/SHARE)      DATE        5%($)          10%($)
------------------------------  ---------   ----------   ---------   ----------   ----------     ----------
John T. Chambers..............   300,000       .7448       50.000      07/29/05    8,269,923     20,369,215
                                 500,000      1.2414       46.500      04/28/06   12,818,381     31,572,284
Larry R. Carter...............   125,000       .3103       50.875      04/04/06    3,506,103      8,635,699
F. Selby Wellman..............   125,000       .3103       50.875      04/04/06    3,506,103      8,635,699
Gary J. Daichendt.............    75,000       .1862       67.000      10/04/05    2,770,424      6,823,687
                                 125,000       .3103       50.875      04/04/06    3,506,103      8,635,699
Carl J. Redfield..............    40,000       .0993       63.125      02/07/06    1,392,104      3,428,818
                                 125,000       .3103       50.875      04/04/06    3,506,103      8,635,699

---------------

(1) Options were granted on July 29, 1996, October 4, 1996, February 7, 1997, April 4, 1997 and April 28, 1997, and have a maximum term of 9 years measured from the applicable grant date, subject to earlier termination in the event of the optionee' s cessation of service with the Company. Each option will become exercisable for 25% of the option shares upon the completion of one year of service measured from the grant date and will become exercisable for the remaining shares in equal monthly installments over the next 36 months of service thereafter. However, the option will immediately become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity.

(2) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 9-year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES AND HOLDINGS

     The table below sets forth information with respect to the Named Officers concerning their exercise of options during the 1997 fiscal year and the unexercised options held by them as of the end of such year. No stock appreciation rights were exercised during the fiscal year, and no stock appreciation rights were outstanding at the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                            NUMBER OF        VALUE       OPTIONS AT JULY 26, 1997      AT JULY 26, 1997($)(1)
                         SHARES ACQUIRED    REALIZED    --------------------------   --------------------------
         NAME              ON EXERCISE       ($)(2)     EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------  ---------------   ----------   -----------   ------------   -----------   ------------
John T. Chambers.......            0                0     786,249       1,373,751    $45,191,972   $ 55,303,028
Larry R. Carter........            0                0     266,458         418,542    $15,371,684   $ 19,110,504
F. Selby Wellman.......       75,000       $3,301,953      76,875         383,125    $ 2,810,819   $ 14,969,806
Gary J. Daichendt......      105,000       $4,762,734      42,292         406,458    $ 1,802,418   $ 15,517,738
Carl J. Redfield.......      139,833       $7,553,992     245,209         314,958    $15,043,480   $ 11,568,625

---------------

(1) Based upon the market price of $79.6875 per share, which was the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the 1997 fiscal year less the option exercise price payable per share.

(2) Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

     None of the Company's executive officers have employment, change in control, or severance agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 1994, the Company loaned Carl Redfield, Senior Vice President, Manufacturing and Logistics of the Company, $200,000. The loan is due in full on March 1, 1998. The loan is interest free and is collateralized by a deed of trust on real property.

     In February 1995, the Company loaned Larry R. Carter, Vice President, Finance and Administration, Chief Financial Officer, and Secretary of the Company, $400,000. The loan is due in full on February 13, 1999. The loan is interest free and is collateralized by a deed of trust on real property.

     In January 1996, the Company loaned Gary J. Daichendt, Senior Vice President, Worldwide Operations of the Company, $400,000. The loan is due in full on January 12, 2000. The loan is interest free and is collaterized by a deed of trust on real property.

     In June 1996, the Company loaned F. Selby Wellman, Senior Vice President, Business Units of the Company, $1,300,000. The loan was paid in full in July 1997. The loan was interest free and was collaterized by a deed of trust on real property.

                 SHAREHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

     Shareholder proposals that are intended to be presented at the Company's annual meeting of shareholders to be held in 1998 must be received by the Company no later than June 8, 1998 in order to be included in the proxy statement and related proxy materials.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CISCO SYSTEMS, INC., 170 W. TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706, ATTN: INVESTOR RELATIONS.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Larry R. Carter
                                          Larry R. Carter
                                          Secretary

                                   EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                  OF THE RESTATED ARTICLES OF INCORPORATION OF
                              CISCO SYSTEMS, INC.

     The undersigned, John T. Chambers and Larry R. Carter, hereby certify that they are and at all times herein mentioned have been, the duly elected and acting President and Secretary of Cisco Systems, Inc., a California corporation (the "Corporation"), and further certify that:

          I. Article IV (A) of the Restated Articles of Incorporation of the Corporation ("the Restated Articles") is hereby amended to read in its entirety as follows:

             "(A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is One Billion Two Hundred Five Million (1,205,000,000) shares. One Billion Two Hundred Million (1,200,000,000) shares shall be Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares shall be Preferred Stock."

             As of November   , 1997, each outstanding share of Common Stock
        with no par value will automatically be converted into one share of Common Stock with a par value of $0.001.

          II. The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

          III. The foregoing Certificate of Amendment of the Restated Articles of Incorporation has been duly approved by the requisite number of shares of the Corporation in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the forgoing amendment was
        ,   ,   shares of Common Stock. The number of shares voting in favor of the foregoing amendment equalled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock. No shares of Preferred Stock are outstanding.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment on November   , 1997.

                                          --------------------------------------
                                          John T. Chambers
                                          Chief Executive Officer

                                          --------------------------------------
                                          Larry R. Carter
                                          Secretary

     The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Amendment and know the contents thereof, and that the statements therein are true.

     Executed at San Jose, California, on November   , 1997.

                                          --------------------------------------
                                          John T. Chambers

                                          --------------------------------------
                                          Larry R. Carter

                          DIRECTIONS TO CISCO SYSTEMS






                   [Location Map to Cisco World Headquarters]

                               CISCO SYSTEMS, INC.
                        1989 EMPLOYEE STOCK PURCHASE PLAN

                     (AS AMENDED AND RESTATED MAY 29, 1997)


      I.       PURPOSE

               The Cisco Systems, Inc. 1989 Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the "Code").

     II.       DEFINITIONS

               For purposes of administration of the Plan, the following terms shall have the meanings indicated:

               BOARD means the Board of Directors of the Company.

               COMPANY means Cisco Systems, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Cisco Systems, Inc. which shall by appropriate action adopt the Plan.

               CORPORATE AFFILIATE means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation which becomes such after the Effective Date.

               EFFECTIVE DATE means January 1, 1990; provided, however, that any Corporate Affiliate which becomes a Participating Company in the Plan after January 1, 1990 shall designate a subsequent Effective Date with respect to its employee-Participants.

               ELIGIBLE EARNINGS means (i) the regular basic earnings paid to a Participant by one or more Participating Companies, (ii) any salary deferral contributions made on behalf of the Participant to the Company's Code Section 401(k) Plan or Code Section 125 Plan plus (iii) overtime payments, bonuses and commissions. There shall be excluded from the calculation of Eligible Earnings:
(I) all profit-sharing distributions and other incentive-type payments and (II) all contributions (other than Code Section 401(k) and Code Section 125 contributions) made by the Company or its Corporate Affiliates for the Participant's benefit under any employee benefit or welfare plan now or hereafter established.

               EMPLOYEE means any person who is regularly scheduled to work more than 20 hours per week for more than 5 months per calendar year in the employ of the Company or any other Participating Company for earnings considered wages under Section 3401(a) of the Code.

               PARTICIPANT means any Employee of a Participating Company who is actively participating in the Plan.

               PARTICIPATING COMPANY means the Company and such Corporate Affiliate or Affiliates as may be designated from time to time by the Board. The Participating Companies in the Plan, as of May 29, 1997, are listed in attached Schedule A.

               STOCK means shares of the common stock of the Company.

    III.       ADMINISTRATION

               The Plan shall be administered by the Board or by a committee (the "Committee") comprised of at least two or more Board members appointed from time to time by the Board. The Plan Administrator (whether the Board or the Committee) shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

     IV.       PURCHASE PERIODS

               (a) Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with
Article IX.

               (b) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

               (c) The Plan shall be implemented in a series of consecutive purchase periods, each to be of such duration (not to exceed twenty-four (24) months per purchase period) as determined by the Plan Administrator prior to the commencement date of the purchase period. Purchase periods may commence at quarterly or semi-annual intervals over the term of the Plan. Accordingly, up to four (4) separate purchase periods may commence in each calendar year the Plan remains in existence. The Plan Administrator will announce the date each purchase period will commence and the duration of that purchase period in advance of the last day of the immediately preceding purchase period.

               (d) The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised on the last business day of that purchase period or any earlier day the purchase right is to be exercised hereunder.

               (e) An Employee may participate in only one purchase period at a time. Accordingly, an Employee who wishes to join a new purchase period must withdraw from the current purchase period in which he/she is participating and must also enroll in the new purchase period prior to the start date of that purchase period. The Plan Administrator, in its discretion, may require an Employee who withdraws from one purchase period to wait one full purchase period before re-enrolling in a new purchase period under the Plan.



                                       2.

      V.       ELIGIBILITY AND PARTICIPATION

               (a) Each individual who is an Employee of a Participating Company on the commencement date of any purchase period under the Plan shall be eligible to participate in the Plan for that purchase period.

               (b) In order to participate in the Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) prior to the commencement date of the purchase period.

               (c) The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of the Eligible Earnings paid to the Participant during the period the purchase right remains outstanding, up to a maximum of 10% per purchase right. The deduction rate so authorized shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the purchase period for which the purchase right will remain in effect, reduce such rate by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant's purchase right in accordance with Section VII(d) or (e) below.

     VI.       STOCK SUBJECT TO PLAN

               (a) The Stock purchasable by Participants under the Plan shall, solely in the Board's discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 24,600,000 shares (subject to adjustment under subparagraph (b) below). Such share reserve has been adjusted for the various forward splits of the Stock which have been effected since the Effective Date and includes the 15,000,000-share increase subject to shareholder approval at the 1997 Annual Meeting.

               (b) In the event any change is made to the Stock purchasable under the Plan by reason of (I) any merger, consolidation or reorganization or
(II) any stock dividend, stock split, combination of shares or other change affecting the outstanding Stock as a class without the Company's receipt of consideration, then unless such change occurs in connection with a Section VII(j) transaction, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant on any one purchase date, (iii) the class and maximum number of shares purchasable by any one executive officer over the term of the Plan and
(iv) the class and number of shares and the price per share of the Stock subject to each purchase right at the time outstanding under the Plan.

    VII.       PURCHASE RIGHTS

               An Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.


                                       3.

               (a) Purchase Price. The purchase price per share shall be the lesser of (i) 85% of the fair market value per share of Stock on the date on which the purchase right is granted or (ii) 85% of the fair market value per share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any relevant date shall be the closing selling price per share on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any such exchange, the closing selling price per share of the Stock on such date, as reported on the Nasdaq National Market. If there are no sales of Stock on such day, then the closing selling price for the Stock on the next preceding day for which there does exist such quotation shall be determinative of fair market value.

               (b) Number of Purchasable Shares. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during each purchase period the purchase right remains outstanding by the purchase price in effect for that purchase period. Any remaining amount in the Participant's account shall be carried over to the next purchase period. However, the maximum number of shares purchasable by any Participant on any one purchase date shall not exceed 2,500 shares (subject to adjustment under Section VI(b)), and any amount not applied to the purchase of Stock on behalf of a Participant by reason of such limitation shall be refunded to that Participant. In addition, should the Employee be an executive officer of the Company subject to the short-swing profit restrictions of the Federal securities laws, then the maximum number of shares which such Employee may purchase over the term of the Plan shall not exceed 480,000 shares (as adjusted for the various forward splits of the Stock effected since the Effective Date and subject to further adjustment under Section VI(b)). Accordingly, no such officer shall be eligible to receive purchase rights for any purchase period if the number of shares which would otherwise be purchasable by such individual for that purchase period would result in the issuance to such individual of shares of Stock in excess of the maximum number of shares purchasable in the aggregate by such individual over the term of the Plan.

               Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Code Section 425(d)), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

               (c) Payment. Payment for Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the book account maintained by the Company on the Participant's behalf under the Plan, but no interest shall be paid on the balance from time to time outstanding in such book account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

               (d)    Termination of Purchase Rights.

                   (i) A Participant may, prior to the last day of any purchase period, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form



                                       4.

with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and the Participant shall have the following election with respect to any payroll deductions for the purchase period collected prior to the termination date: (A) have the Company refund the payroll deductions which the Participant made in that purchase period with respect to the terminated purchase right or
(B) have such payroll deductions held for the purchase of shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period.

                  (ii) The termination shall be irrevocable with respect to the particular purchase right to which it pertains and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.

               (e) Termination of Employment. If a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant. However, should the Participant die or become permanently disabled while in Employee status or should the Participant cease active service by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds in the Participant's payroll account at the time of his/her cessation of Employee status or the commencement of such leave or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions be added to the Participant's account following his/her cessation of Employee status or the commencement of such leave. Should the Participant return to active service following a leave of absence, then his/her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided such Participant returns to such active service prior to the close of the purchase period in which that leave began.

               For purposes of the Plan: (a) a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of the Company or any other Participating Company under the Plan, and (b) a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

               (f) Stock Purchase. The Stock subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Section VII(d) or (e) above) shall be automatically purchased on the Participant's behalf on the last business day of the purchase period for which such purchase right remains outstanding. The purchase shall be effected by applying the amount credited to each Participant's book account on the last business date of the purchase period to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase period.

               (g) Proration of Purchase Rights. Should the total number of shares of Stock to be



                                       5.

purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.

               (h) Shareholder Rights. A Participant shall have no rights as a shareholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant's behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the purchase date.

               A Participant shall be entitled to receive, as soon as practicable after the date of each purchase, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship.

               (i) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the Participant's lifetime the purchase rights shall be exercisable only by the Participant.

               (j) Merger or Liquidation of Company. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction to the purchase of whole shares of Stock, subject, however, to the applicable limitations of
Section VII(b).

   VIII.       ACCRUAL LIMITATIONS

               (a) No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) Stock rights accrued under other purchase rights outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

               (b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                   (i) The right to acquire Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last business day of each purchase period the right remains outstanding.



                                       6.

                  (ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

                 (iii) If by reason of the Section VIII(a) limitations, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded.

               (c) In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

     IX.       AMENDMENT AND TERMINATION

               The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan; and provided, further, that no such action of the Board may, without the approval of the shareholders of the Company, increase the number of shares issuable under the Plan (other than adjustments pursuant to Sections VI(b) and VII(b)), alter the purchase price formula so as to reduce the purchase price specified in the Plan, or materially modify the requirements for eligibility to participate in the Plan.

      X.       GENERAL PROVISIONS

               (a) The Plan became effective on the designated Effective Date and was approved by the Company's shareholders in January 1990. The Board authorized a 15,000,000-share increase to the Plan on May 29, 1997, subject to shareholder approval at the 1997 Annual Meeting. No purchase rights shall be granted, and no shares of Stock shall accordingly be issued, on the basis of such 15,000,000-share increase unless and until the shareholders approve such increase at the 1997 Annual Meeting.

               (b) The Plan shall terminate upon the earlier of (i) January 3, 2005 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan. The extension of the term of the Plan from January 3, 2000 to January 3, 2005 is subject to shareholder approval at the 1997 Annual Meeting.

               (c) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

               (d) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

               (e) The provisions of the Plan shall be governed by the laws of the State of California.



                                       7.

                                   Schedule A

                           Companies Participating in
                        1989 Employee Stock Purchase Plan

                          ---------------------------

                               Cisco Systems, Inc.





                                       8.

                                  DETACH HERE


                              CISCO SYSTEMS, INC.

              Annual Meeting of Shareholders, November 13, 1997
P
         This Proxy is Solicited on Behalf of the Board of Directors of
R                             Cisco Systems, Inc.

O        The undersigned revokes all previous proxies, acknowledges receipt of the notice of shareholders meeting to be held November 13, 1997 and the
X proxy statement, and appoints John T. Chambers and Larry R. Carter or either of them the proxy of the undersigned, with full power of
Y substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters in the Gateway Conference Center, Building J, located at 255 W. Tasman Drive, San Jose, California 95134-1700, on Thursday, November 13, 1997 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.


                                                            SEE REVERSE
            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

                                   DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.



1. Election of all nominees listed below to the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote)

        Nominees Carol A. Bartz, John T. Chambers, James F. Gibbons, Edward R. Kosel, John P. Morgridge, Robert L. Austin, ???????? Son, Donald T. Valentine, Steven M. West

                     FOR             WITHHOLD
               [ ]   ALL        [ ]  FROM ALL
                     NOMINEES        NOMINEES


[ ]______________________________________
   For all nominees except as noted above
                                           FOR  AGAINST  ABSTAIN
2.      Proposal to approve a series of    [ ]    [ ]      [ ]
        amendments to the 1989 Employee
        Stock Purchase Plan, including a
        15,000,000 share increase.

3.      Proposal to amend Article IV(A)    [ ]    [ ]      [ ]
        of the Company's Restated Articles
        of Incorporation to increase the
        par value of the common stock.

4.      Proposal to ratify the selection   [ ]    [ ]      [ ]
        of Coopers and Lybrand, L.L.P. as
        the Company's Independent
        accountants for the fiscal year
        ending July 28, 1996.

5. Proposal to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title



Signature: ___________ Date: ________  Signature: ____________ Date: ________